                                 Exhibit 23.01



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-96782, 33-26357, 2-66833, 2-96781, 33-21908 and 33-54055 of Pacific
Enterprises on Forms S-8 and Registration Statement Nos. 33-24830 and 33-44338 of Pacific Enterprises on Forms S-3 of our reports dated January 27, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of Pacific Enterprises for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Los Angeles, California
March 23, 1998